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                                                                   EXHIBIT 24.2

                                POWER OF ATTORNEY

         Each director of Huntington Bancshares Incorporated (the "Corporation"), whose signature appears below hereby appoints Richard A. Cheap, Thomas E. Hoaglin, and Michael J. McMennamin, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation's Amended Annual Report on Form 10-K/A (the "Amended Annual Report") for the fiscal year ended December 31, 2002, and likewise to sign and file any amendments to the Amended Annual Report, each such person hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitute may do by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of August 13, 2003.


Signatures                                            Title



/s/   David P. Lauer                                  Director
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     David P. Lauer



/s/   Kathleen H. Ransier                             Director
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     Kathleen H. Ransier



/s/   Robert H. Schottenstein                         Director
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     Robert H. Schottenstein